UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 16, 1998

                        C-COR ELECTRONICS, INC.
             (Exact name of Registrant as specified in its charter)

       Pennsylvania                   0-10726                 24-0811591
(State or other jurisdiction of    (Commission            (I.R.S. Employer
incorporation or organization)      File Number)          Identification No.)

  60 Decibel Road, State College, Pennsylvania               16801
         (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:            (814) 238-2461

                                 Not applicable
         (Former name or former address, if changed since last report)

Item 5. Other Events.

The Registrant announces that on June 16, 1998, its Board of Directors elected David A. Woodle as the Registrant's President and Chief Executive Officer, effective July 20, 1998.

Most recently, Mr. Woodle has been General Manager - Strategic Systems for Raytheon Systems Company, located in State College, Pennsylvania. Prior to that he was Vice President and General Manager of Raytheon E-Systems, HRB Systems in State College, Pennsylvania.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C-COR ELECTRONICS, INC.

Dated:  July 2, 1998

By:  /s/ Chris A. Miller
Vice President - Finance, Secretary and Treasurer